ARTHUR ANDERSEN LLP





                                                                    EXHIBIT 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Glasgal Communications, Inc.:


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated August 9, 1997 (except with respect to matters discussed in Note 16, as to which date is September 29, 1997), included in Glasgal Communications, Inc. Form 10-K for the year ended April 30, 1997 and to all references to our Firm included in this registration statement.


                                              /s/ Arthur Andersen LLP
                                              -----------------------
                                              Arthur Andersen LLP



Roseland, New Jersey
November 19, 1997